Exhibit 99.1

FindWhat.com, Inc.	Press Release

FindWhat.com Contact:	Espotting Contact:
Michelle Craft	Chrys Philalithes
(239) 561-7229, ext. 4455	+44 (0)20 7943 5508
Michelle.Craft@findwhat.com	Chrys.Philalithes@espotting.com

Investor Contact:	Miva Legacy Contact:
Peter Weinberg	Derek Finley
(239) 561-7229, ext. 5512	(858) 731-4115
Peter.Weinberg@findwhat.com	Derek.Finley@miva.com

FINDWHAT.COM, INC., ESPOTTING, COMET SYSTEMS
TO RE-BRAND AS MIVA, INC.
New Name for Online Search Pioneer
Underscores Reach of Global Network and Commitment to Helping Businesses Grow

FORT MYERS, Fla., LONDON and NEW YORK – June 6, 2005 – The Board of Directors of FindWhat.com, Inc. (NASDAQ: FWHT) today announced the Company will change its name to MIVA, Inc., as it fully integrates and creates a single brand around the businesses it has brought together over the last 18 months. The combined global Company is the largest independent Performance Marketing Network.

The Company’s ticker symbol will be changed to NASDAQ: MIVA, on June 13, 2005; the Company expects the re-branding to be complete by the end of June 2005.

The re-branding – which has been under development for approximately nine months – is designed to unify the Company’s divisions under one global name, business strategy and vision for Performance Marketing. MIVA, Inc., and its subsidiaries will operate under three divisions:

•	MIVA Media, formerly the FindWhat.com and Espotting brands, will manage the Company’s advertising networks – Pay-Per-Click, Pay-Per-Call and AdRevenue Xpress (U.S. only) – as well as all private label initiatives.

•	MIVA Small Business, formerly Miva Corporation, will focus on developing integrated marketing and business solutions based on the MIVA Merchant e-commerce platform that includes merchant storefronts, payment processing, logistics management and professional services.

•	MIVA Direct, formerly Comet Systems, will focus on helping businesses develop one-to-one relationships with customers by providing desktop consumer software such as private-branded toolbars and improve site performance through a suite of search-related applications.

"Unifying these divisions under the single brand MIVA will help current and prospective clients more fully understand and appreciate the complete range of services the Company offers to both large and small advertisers," said Greg Sterling, program director with the Kelsey Group. "The new, consolidated brand will also raise the Company's profile and strengthen its presence in the marketplace."

“As our Company moves forward as a multi-dimensional enterprise and as we work to take Performance Marketing to the next level, we believe ‘MIVA’ better represents our core business vision,” said Craig Pisaris-Henderson, chairman and chief executive officer of MIVA. “MIVA is inspirational and provides clear focus to our team, advertisers and partners, as we seek to define the future of Performance Marketing.”

Pisaris-Henderson said, “We were also very fortunate that the new brand takes its name from one of our assets, ‘Miva Corporation,’ creator of the popular Miva Merchant storefront development and management system that we acquired in January 2004.” Miva Corporation will now become the MIVA Small Business division.

“We help businesses grow in three different ways – we help advertisers grow their customers, we help publishing partners grow their revenue and we help small-to-medium-size businesses grow online and this is reflected our new logo,” said Seb Bishop, chief marketing officer. “The ‘a’ in the MIVA logo represents one of our core values, infinite growth.” To view the new MIVA logo and the evolution of the growth symbol please go to www.miva.com.

As part of its strategy to announce its new positioning and underscore its commitment to its customers and distribution partners, MIVA is planning a global marketing campaign, covering the U.S., U.K., Germany, France, Italy and Spain. The campaign includes print advertising, online advertising and direct mail. In the U.S., a series of ads will appear in The New York Times, AdWeek, MediaWeek, Advertising Age, B-2-B Magazine and DM News beginning June 13, 2005. One ad highlights MIVA’s vision of performance marketing, while another explains why web publishers should partner with a truly independent company like MIVA.

“With MIVA, online publishers have a choice of partnering with an independent Company that remains ‘behind the scenes’ and focuses on helping them maximize their Internet real estate, rather than one that regularly vies for visitors and customers, but is in fact a competitor,” said Bishop. “MIVA is a true strategic partner in every sense of the word and our marketing will serve to communicate that powerful message.”

The Company anticipates all new products will be released under the new MIVA brand, and the Company’s new website will be available at http://www.miva.com by the end of June, 2005.

About MIVA®, Inc.

MIVA is the largest independent Performance Marketing Network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with millions of sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, maximizes revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company has relationships with more than 100,000 customers, spanning North America, Europe and Asia.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) our ability to successfully develop a new brand image, (2) our ability to successfully execute upon our corporate strategies, (3) our ability to integrate our recent acquisitions with our other operations, and (4) our ability to develop and successfully market new products and services. Additional key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004, and the most recently filed quarterly report on Form 10-Q. FindWhat.com undertakes no obligation to update the information contained herein.

®Registered trademark of MIVA, Inc.

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